UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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INTERNATIONAL GAME TECHNOLOGY
(Name of Registrant as Specified in Its Charter)

ADER INVESTMENT MANAGEMENT LP

ADER LONG/SHORT FUND LP

DOHA PARTNERS I LP

ADER FUND MANAGEMENT LLC

ADER INVESTMENT MANAGEMENT LLC

JASON N. ADER

RAYMOND J. BROOKS, JR.

CHARLES N. MATHEWSON

DANIEL B. SILVERS

LAURA T. CONOVER-FERCHAK

ANDREW P. NELSON

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On February 22, 2013, the Ader Group issued a press release regarding Glass Lewis & Co.’s recommendation as to how shareholders of International Game Technology (“IGT”) should vote at the 2013 annual meeting of stockholders of IGT.  A copy of such press release is attached hereto as Exhibit I and is incorporated herein by reference.

Important Information

The Ader Group (whose members are identified below) has nominated Raymond J. Brooks, Jr., Charles N. Mathewson and Daniel B. Silvers (the “Ader Nominees”) as nominees to the board of directors of International Game Technology (the “Company”) and is soliciting votes for the election of the Ader Nominees as members of the board. The Ader Group has sent a definitive proxy statement, GOLD proxy card and related proxy materials to stockholders of the Company seeking their support of the Ader Nominees at the Company’s 2013 Annual Meeting of Stockholders. Stockholders are urged to read the definitive proxy statement and GOLD proxy card because they contain important information about the Ader Group, the Ader Nominees, the Company and related matters. Stockholders may obtain a free copy of the definitive proxy statement and GOLD proxy card and other documents filed by the Ader Group with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov. The definitive proxy statement and other related documents filed by the Ader Group with the SEC may also be obtained free of charge from the Ader Group.

The Ader Group consists of the following persons: Ader Investment Management LP, Ader Long/Short Fund LP, Doha Partners I LP, Ader Fund Management LLC, Ader Investment Management LLC, Jason N. Ader, Daniel B. Silvers, Andrew P. Nelson and Laura T. Conover-Ferchak. The members of the Ader Group and the Ader Nominees are participants in the solicitation from the Company’s stockholders of proxies in favor of the Ader Nominees. Such participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock. Information regarding the participants and their interests may be found in the definitive proxy statement of the Ader Group, filed with the SEC on January 25, 2013 and first disseminated to stockholders on or about January 28, 2013.

Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “should,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Such statements are not guarantees of future performance or activities. Due to various risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements.

Exhibit I

Ader Group Announces That Glass Lewis Recommends IGT Shareholders Vote The GOLD Proxy Card For Silvers At Upcoming Annual Meeting

Nation's Two Leading Proxy Advisory Firms, Glass Lewis and ISS, Recommend FOR Election of Ader Group Nominee—Daniel Silvers—on the GOLD Proxy Card

NEW YORK, Feb. 22, 2013 /PRNewswire/ -- The Ader Group today announced that Glass Lewis & Co. recommends that shareholders of International Game Technology use the GOLD proxy card to vote for Daniel Silvers at the company's March 5th annual meeting. The Ader Group, which represents ownership of more than 3% of the company's outstanding shares, is seeking to increase shareholder representation and to augment the level of casino gaming industry and financial markets expertise on the Board of Directors. Last week, ISS also recommended that IGT shareholders vote for Mr. Silvers on the GOLD proxy card. ISS and Glass Lewis & Co. are the nation's leading independent proxy voting advisory firms, providing voting recommendations to thousands of pension and mutual funds and other institutional investors.

The Ader Group urges IGT shareholders to vote for Ray Brooks , Chuck Mathewson and Daniel Silvers on the GOLD proxy card.

In its February 21st report, Glass Lewis supports the Ader Group's call for change, stating:

"After review, we believe that there is sufficient cause for minority shareholder representation on the Company's board. We find that the Company's TSR has been worse than that of its peers over various short- and long-term periods. Further, for the period between May 5, 2011 (when the Company recently started to acquire several online/social gaming firms) and January 4, 2013, we note that the Company's average trailing EBITDA, EBIT and earnings multiples have fallen on both an absolute and relative basis, trading around the bottom quartile of the peer group. In our view, the relative stock price under-performance and declining valuation of IGT's shares may suggest that investors and shareholders are not entirely satisfied with the Company's strategic direction."

Glass Lewis also outlined the high hurdle which the Ader Group needed to obtain to earn its recommendation to vote the GOLD Proxy Card for Mr. Silvers:

"as a general rule, we are reticent to recommend removal of incumbent directors, or in favor of dissident nominees, unless one of the following two things has occurred: (i) there are serious problems at the company and the newly proposed nominees has a clear and realistic plan to solve these problems; or (ii) the current board has undertaken an action clearly contrary to the interests of shareholders (or failed to undertake an action clearly to the benefit of shareholders)."

"We appreciate Glass Lewis' call for change, which strongly validates our view that our nominees can help management to revitalize IGT's market share in the Casino Gaming Industry and increase value for all shareholders," stated Jason N. Ader , Managing Member of Ader Investment Management. "The Ader slate also continues to be gratified by the encouragement it has received from various other parties, including public expressions of support from Orange Capital, a significant shareholder, and from Steve Wynn , Chairman and CEO of Wynn Resorts, Limited, a major IGT customer."

Mr. Ader concluded, "We have consistently tried to engage with the Board in a positive manner and if elected, Ray Brooks , Chuck Mathewson and Daniel Silvers are firmly committed to working constructively with IGT's management team and the other board members while independently representing the best interests of all shareholders. We are hopeful that the Board will answer this latest call for change by taking the opportunity to put in place direct shareholder representation on the company's board in an effort to implement the highest standards of corporate democracy and governance. In that spirit, we urge all of our fellow shareholders to vote their GOLD proxy card today to elect our three highly-qualified director nominees to the Board of IGT."

Shareholders needing assistance in voting their GOLD proxy card may call the Ader Group's proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 825-8621 (banks and brokers may call collect at (212) 750-5833).

About Ader Investment Management LP

Ader Investment Management LP is a Delaware limited partnership that was founded in 2003. Ader Investment Management LP is an SEC-registered investment adviser with its principal place of business located in New York, New York. Ader Investment Management LP began conducting business in 2003, under the name of Hayground Cove Associates LP. In June 2011, Hayground Cove Associates LP changed its name to Ader Investment Management LP. Mr. Jason Ader is the sole principal of the firm, and is also the managing member and sole principal of the firm's general partner, Ader Fund Management LLC.

The principal investment advisory business of Ader Investment Management LP is the management of investment portfolios consisting primarily of equity securities on behalf of certain private funds and separately managed accounts.

Important Information

The Ader Group (whose members are identified below) has nominated Raymond J. Brooks, Jr. , Charles N. Mathewson and Daniel B. Silvers (the "Ader Nominees") as nominees to the board of directors of International Game Technology (the "Company") and is soliciting votes for the election of the Ader Nominees as members of the board. The Ader Group has sent a definitive proxy statement, GOLD proxy card and related proxy materials to stockholders of the Company seeking their support of the Ader Nominees at the Company's 2013 Annual Meeting of Stockholders. Stockholders are urged to read the definitive proxy statement and GOLD proxy card because they contain important information about the Ader Group, the Ader Nominees, the Company and related matters. Stockholders may obtain a free copy of the definitive proxy statement and GOLD proxy card and other documents filed by the Ader Group with the Securities and Exchange Commission ("SEC") at the SEC's web site at www.sec.gov. The definitive proxy statement and other related documents filed by the Ader Group with the SEC may also be obtained free of charge from the Ader Group.

The Ader Group consists of the following persons: Ader Investment Management LP, Ader Long /Short Fund LP, Doha Partners I LP, Ader Fund Management LLC, Ader Investment Management LLC, Jason N. Ader , Daniel B. Silvers , Andrew P. Nelson and Laura T. Conover-Ferchak . The members of the Ader Group and the Ader Nominees are participants in the solicitation from the Company's stockholders of proxies in favor of the Ader Nominees. Such participants may have interests in the solicitation, including as a result of holding shares of the Company's common stock. Information regarding the participants and their interests may be found in the definitive proxy statement of the Ader Group, filed with the SEC on January 25, 2013 and first disseminated to stockholders on or about January 28, 2013.

Certain information contained herein constitutes "forward-looking statements," which can be identified by the use of forward-looking terminology such as "may," "will," "seek," "should," "expect," "anticipate," "project," "estimate," "intend," "continue" or "believe" or the negatives thereof or other variations thereon or comparable terminology. Such statements are not guarantees of future performance or activities. Due to various risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements.

SOURCE Ader Group